As filed with the Securities and Exchange Commission on March 21, 2024
Registration No. 333- 277953

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PANGAEA LOGISTICS SOLUTIONS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	4412	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Pangaea Logistics Solutions Ltd.
109 Long Wharf
Newport, Rhode Island 02840
(401) 846-7790
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Gianni Del Signore
Pangaea Logistics Solutions Ltd.
109 Long Wharf
Newport, Rhode Island 02840
(401) 846-7790
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Edward Horton, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
Telephone: (212) 574-1200

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The Registrant is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-3 (File No. 333-277953) (the “Registration Statement”) as an exhibits-only filing to file an updated Exhibit 5.1 hereto. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page and the filed exhibits, which include an updated opinion of Appleby Ltd.
Except as described above, no other changes have been made to the Registration Statement, and accordingly the prospectus included in Part I of the Registration Statement, and all items of Part II, other than Item 16, have been omitted.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits
Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

1.2***	At Market Issuance Sales Agreement, dated March 14, 2024, by and among the registrant, B. Riley Securities, Inc. Fearnley Securities Inc. and Alliance Global Partners/A.G.P.

3.1*	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s registration statement on Form S-1 filed on February 4, 2015).

3.2*	Amended and Restated Bye-laws of the Company (incorporated by reference to Appendix B of the Registrant’s DEF 14A filed on June 22, 2022).

4.1*	Specimen of Common Share Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form S-3 filed on January 8, 2018).

4.2*	Specimen of Preferred Share Certificate (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form S-3 filed on January 8, 2018).

4.3*	Form of Warrant Agreement and Certificate.

4.4*	Form of Senior Debt Securities Indenture (incorporated by reference to Exhibit 4.4 of the Registrant’s Current Report on Form S-3 filed on January 8, 2018).

4.5*	Form of Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.5 of the Registrant’s Current Report on Form S-3 filed on January 8, 2018).

4.6*	Form of Purchase Contract.

4.7*	Form of Rights Agreement.

4.8*	Form of Unit Agreement.

5.1	Opinion of Appleby Ltd., Bermuda Counsel to Pangaea Logistics Solutions Ltd.

5.2***	Opinion of Seward & Kissel LLP, United States counsel to Pangaea Logistics Solutions Ltd.
8.1***	Opinion of Seward & Kissel LLP, with respect to certain tax matters

23.1***	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Appleby Ltd. (included in opinion filed as Exhibit 5.1)

23.3***	Consent of Seward & Kissel LLP (included in opinion filed as Exhibit 5.2)
24.1	Power of attorney (included on signature page)

25.1**	T-1 Statement of Eligibilty (senior indenture).
25.2**	T-1 Statement of Eligibilty (subordinated indenture).

107***	Filing Fee Table

* To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Company and incorporated by reference into this Registration Statement.
** To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
*** Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, City of Newport, Rhode Island, on this 21st day of March, 2024.

Pangaea Logistics Solutions Ltd.

By:	/s/ Mark L. Filanowski
Mark L. Filanowski Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mark L. Filanowski, Gianni Del Signore, Edward S. Horton and Jenny Elberg as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on March 21, 2024.

Signature	Title

/s/ Mark L. Filanowski	Principal Executive Officer and Director
Mark L. Filanowski

/s/ Gianni Del Signore	Principal Financial Officer and Principal Accounting Officer
Gianni Del Signore

/s/ Mads Rosenberg Boye Petersen	Chief Operating Officer
Mads Rosenberg Boye Petersen

/s/ Eric S. Rosenfeld	Chairman of the Board and Director
Eric S. Rosenfeld

/s/ Anthony Laura	Director
Anthony Laura

/s/ Carl Claus Boggild	Director
Carl Claus Boggild

/s/ Karen H. Beachy	Director
Karen H. Beachy

/s/ Richard T. du Moulin	Director
Richard T. du Moulin

/s/ David D. Sgro	Director
David D. Sgro